Exhibit 10.3

PROTECTION ONE, INC.
2004 STOCK OPTION PLAN

1.                                      PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding key employees, and to promote the creation of long-term value for stockholders by closely aligning the interests of key employees with those of stockholders.

2.                                      DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                  “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such entity.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Cause” means, in the absence of any employment, consulting or other agreement between a Participant and the Employer otherwise defining Cause, (i) material acts of fraud, personal dishonesty, gross negligence or willful misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) a material misappropriation by Participant of the assets or business opportunities of the Company or its Affiliates; (iv) material embezzlement or other material financial fraud committed by Participant, at his direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, a felony or any other criminal charge (other than minor traffic violations) that could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board with respect to material business of the Company.  In the event there is an employment, consulting or other agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(d)                                 “Closing Date” has the meaning ascribed thereto in the Exchange Agreement.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any Subsidiary.  In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member.

(g)                                 “Company” means Protection One, Inc., a Delaware corporation.

(h)                                 “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(i)                                     “Eligible Person” means each employee of the Company or of any Subsidiary, including each such person who may also be a director of the Company, and any person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not exercise any right relating to an Option until such person has commenced employment with the Company or a Subsidiary.  An employee on an approved leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(j)                                     “Employer” means either the Company or a Subsidiary that the Participant (determined without regard to any permitted transfer of an Option) is employed by or provides services to, as applicable.

(k)                                  “Exchange Agreement” means that certain Exchange Agreement dated as of November 12, 2004, to which the Company is a party.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m)                               “Expiration Date” means the date upon which the term of an Option expires, as determined under 6(b) hereof.

(n)                                 “Fair Market Value” means (i) if the Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) the closing price on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported, or (iii) if the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

(o)                                 “Good Reason” with respect to any Participant, has the meaning ascribed thereto in such Participant’s employment agreement with the Company.  When used in this Plan, the term “Good Reason” shall apply only to those Participants who are parties to employment agreements defining such term.

(p)                                 “Option” means a conditional right, granted to a Participant under Section 6 hereof, to purchase Stock at a specified price during specified time periods.  Options under the

Plan are intended to qualify as incentive stock options to the extent permissible under the requirements of Section 422 of the Code.

(q)                                 “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option.

(r)                                    “Option Stock” means shares of Stock acquired by a Participant through the exercise of Options.

(s)                                  “Participant” means an Eligible Person who has been granted an Option under the Plan that remains outstanding, or if applicable, such other person or entity who holds an outstanding Option.

(t)                                    “Plan” means this Protection One, Inc. Stock Option Plan.

(u)                                 “Quadrangle Parties” has the meaning ascribed thereto in the Exchange Agreement.

(v)                                 “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(e)(3) under Section 162(m) of the Code.

(w)                               “Qualified Public Offering” means (i) an underwritten public offering (either primary or secondary) of Stock that is registered under the Securities Act with an aggregate offering value of at least $40 million or (ii) an offering of Stock that is registered under the Securities Act in connection with a merger, consolidation, exchange offer or other business combination transaction, or an exchange offer for securities of the Company, in each case with an aggregate offering value (based on the Fair Market Value of the Stock offered determined as of the date of the closing of the applicable transaction) of at least $40 million.

(x)                                   “Qualified Sale” means the first transaction that results in the Quadrangle Parties and their affiliated entities, as a group, having sold, assigned or otherwise transferred (including, without limitation, by merger, consolidation or distribution), in one or more transactions, to one or more parties that are not entities affiliated with the Quadrangle Parties, an aggregate of at least 60% of the aggregate number of shares, adjusted in accordance with Section 7(a) below, of Stock owned by the Quadrangle Parties, as a group, on the Closing Date.

(y)                                 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z)                                   “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(aa)                            “Stock” means the common stock, $.0.01 per share, of the Company.

(bb)                          “Subsidiary” means a corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code.

3.                                      ADMINISTRATION.

(a)                                  Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Options, taking into account recommendations of the Company’s Chief Executive Officer; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Options; (iv) prescribe Option agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Option agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Options under the Plan to directors.  In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.  Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Subsidiaries, Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b)                                 Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Option intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Option granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company will be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members or, if the Committee would not remain composed of two or more Qualified Members upon such abstention or recusal, by the Board.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the Board, shall be the action of the Committee for purposes of the Plan.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c)                                  Delegation.  The Committee may delegate to officers or employees of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate.  The Committee may appoint agents to assist it in administering the Plan.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Option granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

4.                                      SHARES AVAILABLE UNDER THE PLAN.

(a)                                  Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 7 hereof, the total number of shares of Stock reserved and available for delivery in connection with Options under the Plan shall be 1,996,184 (on a post-Reverse Stock Split (as defined below) basis) (all of which shares may be, but are not required to be, issued pursuant to incentive stock options).  Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b)                                 Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.  To the extent that an Option expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Option related, the undelivered shares will again be available for Options.  Shares withheld in payment of the exercise price or taxes relating to an Option and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Option shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Options under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent shareholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange or automated quotation system on which the shares are then listed or designated for trading.

5.                                      ELIGIBILITY; LIMITATIONS ON OPTIONS.

(a)                                  Grants to Eligible Persons.  Options may be granted under the Plan only to Eligible Persons.

(b)                                 162(m) Limitation.  Subject to Section 7 relating to adjustments, no Employee shall be eligible to be granted Options covering more than 898,283 shares (on a post-Reverse Stock Split basis) of Stock during any calendar year.

6.                                      OPTIONS.

(a)                                  General.  Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b)                                 Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)                                  Exercise Price.  The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted.

(d)                                 Payment for Stock.  Payment for shares of Stock to be acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’ s check or by wire transfer; (ii) by surrender to the Company of shares of Stock already owned by the Participant for at least six months (including, without limitation, by attestation to the ownership of such Stock); (iii) by a combination of (i) and (ii); or (iv) by any other means approved by the Committee, consistent with applicable law, rules and regulations.  Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(e)                                  Vesting.  Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of an Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.  Unless otherwise specifically provided herein, determined by the Committee or as set forth in the Option Agreement, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or an Affiliate and all vesting shall cease upon a Participant’s termination of employment or services for any reason.

(f)                                    Transferability of Options.  Except as otherwise provided by the Committee, Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  The Committee shall prescribe rules whereby Options (other than “incentive stock options” under Section 422 of the Code) may be transferred to a Participant’s immediate family members, or to trusts or partnerships exclusively for the benefit of such family members, in each case for legitimate estate tax planning purposes.

(g)                                 Termination of Employment.  Except as may otherwise be provided by the Committee in the applicable Option Agreement:

(i)                                     If prior to the Expiration Date, a Participant voluntarily terminates employment with the Employer other than for Good Reason (if applicable), (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or ninety (90) days after the date of such termination.

(ii)                                  If prior to the Expiration Date, a Participant’s employment is terminated by the Employer without Cause, or by the Participant for Good Reason (if applicable), (1) the Participant will be credited with 12 additional months of vesting service, less one month for each two months elapsed from the Closing Date through the termination date, (2) any unvested Options shall expire as of the date of such termination (after giving effect to the accelerated vesting provision in clause (1)), and (3) any vested

Options shall remain exercisable until the earlier of the Expiration Date or the first anniversary of such termination.

(iii)                               If prior to the Expiration Date, a Participant’s employment with the Employer terminates by reason of such Participant’s death, Disability or a sale of a Subsidiary employing the Participant, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall expire on the earlier of the Expiration Date or the first anniversary of the date of such termination.  In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution.

(iv)                              If prior to the Expiration Date, a Participant’s employment with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h)                                 Initial Option Grant.  The allocation of the initial grant of Options under the Plan shall be determined by the Committee prior to the Closing Date.  The initial grant of Options under the Plan shall occur and be effective not later than the second business day after the Closing Date.  The per share exercise price of such Options shall be not less than the greater of $7.50 (on a post-reverse stock split basis) or Fair Market Value of a share of Stock on the effective date of grant.

7.                                      ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)                                  Capitalization Adjustments.  The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option, the kind of security or other consideration subject to such option, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Option shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of security or other consideration subject to such Options or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.

(b)                                 Corporate Events.  Notwithstanding the foregoing, except as may otherwise be provided in an Option Agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company or (v) a sale of greater than fifty percent (50%) of the securities of the Company entitled to vote in the election of directors to the Board (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event, and provide that holders of such Options will receive a payment in respect of cancellation of their Options based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event less the applicable Option exercise price.  Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Option to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Option at such time.

(c)                                  Fractional Shares.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

8.                                      RIGHT OF FIRST REFUSAL

(a)                                  If, at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale, a Participant intends to sell or offer for sale any or all shares of his or her Option Stock (other than in connection with a Qualified Sale or pursuant to contractual “drag-along” or similar obligation under a contract to which the Company is a party) to one or more third parties (such shares of Option Stock that the Participant intends to sell or offer for sale, “Offered Shares”), the Participant shall notify the Company in writing of his or her intention to sell or offer for sale the Offered Shares.  The Participant’s notice to the Company shall contain an irrevocable offer to sell such Offered Shares to the Company (in the manner set forth below) at a purchase price specified by the Participant in such notice (the “Minimum Price”), pursuant to Section 8(b).  At any time within fifteen (15) days after the date of the receipt by the Company of the Participant’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the Offered Shares, pursuant to Section 8(b).

(b)                                 The Company shall exercise its right of first refusal by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Participant provides to the Company wire transfer instructions) to the Participant against delivery of certificates or other instruments representing the Offered Shares so purchased, appropriately endorsed by the Participant.  If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Participant may, during the succeeding 60-day period, sell to one or more third parties an aggregate number of shares of Option Stock less than or equal to the number of Offered Shares, in each case for a purchase price greater than or equal to the Minimum Price.  Promptly after any such sale, the Participant shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  To the extent that, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled to purchase the Offered Shares, the Participant has not completed the sale of all Offered Shares, all of the restrictions on sale, transfer or assignment contained in this Plan shall, to the extent applicable, again be in effect with respect to any Offered Shares that have not been sold.

9.                                      REPURCHASE RIGHTS UPON TERMINATION OF EMPLOYMENT.

If, prior to a Qualified Public Offering or a Qualified Sale, a Participant’s employment with the Employer terminates for any reason, the Company shall thereafter have the right to repurchase such Participant’s Option Stock.  Such repurchase right may be exercised by written notice to a Participant, delivered within 60 days of such termination of employment, indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days nor less than five (5) days after the date of such notice.  The certificates representing the shares of Option Stock to be repurchased shall be delivered to the Company, and the Company shall deliver cash to the Participant in an amount equal to the repurchase price, prior to the close of business on the date specified for the repurchase.  Repurchase under this Section 9 shall be made at a price equal to the Fair Market Value of the Option Stock as of the date of such repurchase; provided, that in the event a Participant’s employment with the Employer was terminated for Cause, the repurchase shall be the exercise price paid by the Participant for the Option Stock or, if lower, the Fair Market Value of the Option Stock as of the date of repurchase.

10.                               USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

11.                               RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Options hereunder until such shares have been issued to that person.

12.                               EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

13.                               COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Options.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.  Promptly after the date of the consummation of the debt-for-equity exchange contemplated by the Exchange Agreement, dated as of November 12, 2004 (the “Exchange Agreement”), by and among the Company and the Quadrangle Parties, the Company shall file a registration statement on Form S-8 under the Securities Act covering the shares of Stock issuable upon the exercise of Options and will use reasonable best efforts to maintain the effectiveness of such registration, and the current status of the prospectus contained therein, until the exercise or expiration of the Options or, if earlier, until Stock ceases to be registered under Section 12 (or any successor provision) of the Securities Exchange Act of 1934, as amended.

14.                               MARKET STANDOFF AGREEMENT.

As a condition of receiving any Option hereunder, the Participant agrees that in connection with any registration of the Stock in connection with an underwritten public offering, upon the request of the Committee or the underwriters managing any public offering of the Stock, the Participant will not sell or otherwise dispose of any Option Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.

15.                               WITHHOLDING OBLIGATIONS.

As a condition to the exercise of any Option, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such exercise.  The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Option; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to the exercise of such Option.

16.                               AMENDMENT OF THE PLAN OR OPTIONS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Options under the Plan, except as contemplated by Section 7 hereof, or which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or NASDAQ-NMS, as applicable.

(b)                                 No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(c)                                  Amendment of Stock Options.  The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless the Participant consents in writing.

17.                               TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.   Rights under any Option granted before suspension or termination of the Plan shall not be impaired by any suspension or termination of the Plan unless the Participant consents in writing.

18.                               EFFECTIVE DATE OF THE PLAN; NUMBERS OF SHARES.

The Plan shall be effective as of the date the Plan is approved by the Board, subject to approval of the Company’s stockholders at the Company’s next meeting at which a quorum is present and subject to the consummation of the debt-for-equity exchange contemplated by the Exchange Agreement.  Prior to the consummation of the debt-for-equity exchange contemplated by the Exchange Agreement, the Company will effectuate a one-share-for-fifty reverse stock split (the “Reverse Stock Split”).  All references in the Plan to numbers of shares of Stock refer to shares on a post-Reverse Stock Split basis. This Plan and any Options shall be void and of no effect if the Plan is not approved by the Company’s stockholders at the Company’s next meeting at which a quorum is present or if the debt-for-equity exchange contemplated by the Exchange Agreement is not consummated.

19.                               MISCELLANEOUS.

(a)                                  Options to Participants Outside of the United States.  The Committee may modify the terms of any Option under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Option shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Option to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Option to a Participant who is resident or primarily employed in the United States.  An Option may be modified under this Section 19(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Option is modified.

(b)                                 No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c)                                  Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d)                                 Designation and Change of Beneficiary.  Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Option due under the Plan upon his death.  A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.  Any beneficiary of the Participant receiving an Option hereunder shall remain subject to the terms of the Plan and the applicable Option agreement.

(e)                                  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(f)                                    Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g)                                 Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(h)                                 Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.